UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 8, 2010
PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland	20814

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 507-1300
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On July 8, 2010, Pebblebrook Hotel Trust (the “Company”), as parent guarantor, Pebblebrook Hotel, L.P., as borrower (the “Borrower”), and certain indirect subsidiaries of the Company entered into a $150.0 million, three-year, secured revolving credit agreement (the “Credit Agreement”) with the lenders party thereto, Bank of America, N.A., as administrative agent, Banc of America Securities LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint book runners, Wells Fargo Bank, National Association, as syndication agent, U.S. Bank National Association, as documentation agent, and Credit Agricole Corporate and Investment Bank, Raymond James Bank, FSB, Royal Bank of Canada; and Chevy Chase Bank as lenders (collectively, the “Lenders”). Subject to certain terms and conditions set forth in the Credit Agreement, the Borrower may increase the original principal amount of the Credit Agreement by an additional $50.0 million and extend the maturity date by one additional year. Pursuant to the Credit Agreement, the Company and certain indirect subsidiaries of the Company guarantee to the Lenders all of the obligations of the Borrower and each other guarantor under the Credit Agreement, any notes and the other loan documents, including any obligations under hedging arrangements. From time to time, the Borrower may be required to cause additional subsidiaries to become guarantors under the Credit Agreement.
Availability under the Credit Agreement is based on the least of the following: (i) the aggregate commitments of all Lenders, (ii) a percentage of the “as-is” appraised value of qualifying borrowing base properties (subject to certain concentration limitations and other deductions) and (iii) a percentage of net operating income from qualifying borrowing base properties (subject to certain limitations and other deductions). The Credit Agreement is secured by each borrowing base property, including all personal property assets related thereto, and the equity interests of certain subsidiaries of the Company. The borrower is obtaining the certain appraisals and other information necessary to include certain properties in the borrowing base, therefore, as of July 8, 2010, there were no borrowing base properties under the Credit Agreement.
The Credit Agreement provides for revolving credit loans to the Company. All borrowings under the Credit Agreement will bear interest at a rate per annum equal to, at the option of the Company, (i) the greatest of (A) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, plus 1/2 of 1% and a margin that fluctuates based upon the Company’s leverage ratio, (B) the rate of interest as publicly announced from time to time by Bank of America, N.A. as its prime rate plus a margin that fluctuates based on the Company’s leverage ratio or (C) the Eurodollar Rate (as defined in the Credit Agreement) for a one-month interest period plus 1% and a margin that fluctuates based upon the Company’s leverage ratio or (ii) the greater of (A) 1.50% plus a margin that fluctuates based upon the Company’s leverage ratio or (B) the Eurodollar Rate (as defined in the Credit Agreement) plus a margin that fluctuates based upon the Company’s leverage ratio. The Credit Agreement also permits the issuance of letters of credit and provides for swingline loans. Swingline loans will bear interest at a rate equal to the Base Rate (as defined in the Credit Agreement) plus a margin that fluctuates based on the Company’s leverage ratio.
The Credit Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including a maximum leverage ratio, a minimum fixed charge coverage ratio and minimum net worth financial covenants, limitations on liens, incurrence of debt, investments, mergers and asset dispositions, covenants to preserve corporate existence and comply with laws, covenants on the use of proceeds of the credit facility and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the Credit Agreement could result in all loans and other obligations becoming immediately due and payable and the credit facility being terminated and allow the Lenders to exercise all rights and remedies available to them with respect to the collateral.
As of July 8, 2010, the Company had no borrowings outstanding under the Credit Agreement.
The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the entire Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by this item is included in Item 1.01.
Item 7.01. Regulation FD Disclosure.
On July 8, 2010, the Company issued a press release announcing that it entered into a $150.0 million, secured revolving credit facility. Banc of America Securities LLC and Wells Fargo Securities, LLC, were the joint lead arrangers. Bank of America, N.A. will act as the administrative agent, and Wells Fargo Bank, National Association will act as the syndication agent with U.S. Bank National Association acting as the documentation agent. A copy of the release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.
This information, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any of those filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information furnished under this item in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated as of July 8, 2010, among Pebblebrook Hotel Trust, Pebblebrook Hotel, L.P., as borrower, the other guarantors party thereto, the lenders party thereto, Bank of America, N.A., as administrative agent, Banc of America Securities LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint book runners, Wells Fargo Bank, National Association, as syndication agent, and U.S. Bank National Association, as co-documentation agent.

99.1	Press release announcing $150.0 million secured revolving credit facility.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST
July 9, 2010	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of July 8, 2010, among Pebblebrook Hotel Trust, Pebblebrook Hotel, L.P., as borrower, the other guarantors party thereto, the lenders party thereto, Bank of America, N.A., as administrative agent, Banc of America Securities LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint book runners, Wells Fargo Bank, National Association, as syndication agent, and U.S. Bank National Association, as co-documentation agent.

99.1	Press release announcing $150.0 million secured revolving credit facility.